3993 Howard Hughes Parkway Suite 600 Las Vegas, Nevada 89169
Our File Number:   50668-00001

Exhibit 5.1
May 11, 2011

ChinaNet Online Holdings, Inc.
No. 3 Min Zhuang Road, Building 6
Yu Quan Hui Gu Tuspark
Haidian District
Beijing, PRC 100195

Re:           ChinaNet Online Holdings, Inc.

Ladies and Gentlemen:

We have acted as special Nevada counsel for ChinaNet Online Holdings, Inc., a Nevada corporation (the “Company”), with respect to certain corporate matters in connection with Post-Effective Amendment No. 3 to the Form S-1 Registration Statement (File No. 333-162038) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (a) 120,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), offered by the selling stockholders identified in the Registration Statement (the “Issued Shares”), (b) 2,470,586 shares of the Company’s Common Stock (the “Conversion Shares”) issuable upon conversion of the Company’s 10% Series A Convertible Preferred Stock (the “Preferred Stock”), and (c) 4,121,600 shares of the Company’s Common Stock (the “Warrant Shares”) issuable upon exercise of warrants, designated as Series A-1 Warrants and Series A-2 Warrants, to purchase the Company’s Common Stock (collectively, the “Warrants”).

In rendering the opinion as set forth below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy, and completeness of the factual statements contained in all of such documents; (f) the legal, valid and binding effect of all such documents on the other parties thereto; and (g) that the Company will act in accordance with its representations and warranties as set forth in the Registration Statement.

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2364797.2

May 11, 2011 Page 2

We have also examined originals or copies of certain corporate documents or records of the Company as described below:

(a)	Registration Statement;
(b)
Articles of Conversion and Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 2, 2006, Certificate of Amendment filed with the Nevada Secretary of State on February 9, 2007, Certificate of Amendment filed with the Nevada Secretary of State on June 1, 2007, and Articles of Merger filed with the Nevada Secretary of State on July 14, 2009;

(c)	Bylaws of the Company dated October 2, 2006;
(d)	Securities Purchase Agreement dated as of August 21, 2009 related to the issuance and sale of the Preferred Stock and the Warrants;
(e)	Certificate of Designation filed with the Nevada Secretary of State on August 21, 2009 setting forth the rights, terms, privileges, and obligations of the Preferred Stock;
(f)	Form of Series A-1 Warrant;
(g)	Form of Series A-2 Warrant;
(h)	Resolutions of the Sole Director of the Company dated June 15, 2009; and
(i)	Written Consent of the Directors of the Company dated August 18, 2009.

We have also reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

Based upon such examination, and subject to the qualifications and limitations contained herein, it is our opinion that the Issued Shares are validly issued, fully paid and non-assessable, that the Conversion Shares, when issued in the manner provided for in the Registration Statement, will be validly issued, fully paid and non-assessable, and that the Warrant Shares, when issued in the manner provided for in the Registration Statement, will be validly issued, fully paid and non-assessable.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws).  We express no opinion regarding the effect of or compliance with any securities laws related to the issuance or resale of the Shares or the effect of the laws of any jurisdiction other than the State of Nevada.  It is our understanding that the Company has retained the law firm of Loeb & Loeb LLP to represent it with respect to the Registration Statement with respect to matters of U.S. federal securities laws.

This opinion letter has been prepared solely for use in connection with the transactions contemplated in the Registration Statement and may be relied upon by investors with respect to such transactions, but is not to be utilized or relied upon for any other purpose without our prior written consent.  We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date hereof.

May 11, 2011 Page 3

We consent to the reference to us under the heading “Legal Matters” in the Registration Statement and consent to the filing of this opinion as Exhibit 5.1 thereto.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act.

Sincerely yours,

/s/ Lewis and Roca LLP

LEWIS AND ROCA LLP